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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1998, incorporated by reference in Danaher Corporation's Form 10-K for the year ended December 31, 1997, and our report dated July 9, 1998, incorporated by reference in Danaher Corporation's Form 8-K dated July 9, 1998 (filed September 14,
1998), and to all references to our Firm included in this registration statement.

                                                 /s/ Arthur Andersen LLP
                                                 ------------------------------
                                                     Arthur Andersen LLP


Washington, D.C.
September 17, 1998